UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2024 (August 23, 2024)

 UNIVERSAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

 Virginia

(State or Other Jurisdiction of Incorporation)

001-00652	54-0414210
(Commission File Number)	(IRS Employer Identification No.)

9201 Forest Hill Avenue,	Richmond,	Virginia	23235
(Address of Principal Executive Offices)			(Zip code)

(804) 359-9311

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	UVV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2024, the Board of Directors (the “Board”) of Universal Corporation (the “Company”) named Preston D. Wigner, Senior Vice President, as Chairman of the Board (“Chairman”), President and Chief Executive Officer of the Company, effective October 1, 2024. Mr. Wigner will succeed George C. Freeman, III, who notified the Board of his retirement as Chairman, President and Chief Executive Officer and as a member of the Board on August 23, 2024, with such retirement effective October 1, 2024. Mr. Freeman’s retirement is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Wigner’s appointment as Chief Executive Officer is the culmination of a succession planning process conducted by the Board and assisted over the last two years by a global leadership advisory firm. To support a seamless transition of leadership, Mr. Freeman will continue as an employee of the Company, serving as Vice Chair of the Company, a non-executive employee role, through December 31, 2024, and then as Senior Advisor, an independent contractor role, through March 31, 2025.

Mr. Wigner, age 55, was appointed Senior Vice President in December 2023, after serving as Vice President since August 2007 and General Counsel and Secretary since November 2005. Mr. Wigner has been employed with the Company since March 2003. Prior to joining the Company, Mr. Wigner served as an associate with the law firms Williams Mullen and Hunton Andrews Kurth (formerly Hunton & Williams). Mr. Wigner received his J.D. from the University of Richmond School of Law and holds a B.B.A. in Marketing from James Madison University.

Mr. Wigner also has been appointed as Chairman of the Executive Committee of the Board and as a member of the Finance and Pension Investment Committee of the Board, effective October 1, 2024. There are no arrangements or understandings between Mr. Wigner and any other person pursuant to which he was selected as director, and there are no transactions between Mr. Wigner and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Compensation changes made in connection with Mr. Freeman’s retirement and Mr. Wigner’s appointment will be determined and approved by the Company’s Compensation Committee at a later date.

Item 7.01	Regulation FD Disclosure.

On August 29, 2024, the Company issued a press release regarding the leadership succession plan described above. A copy of this release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall either be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific references in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated August 29, 2024, furnished by Universal Corporation

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL CORPORATION

Date: August 29, 2024	By:	/s/ Catherine H. Claiborne
Catherine H. Claiborne
Vice President, General Counsel, and Secretary